UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2007

AFFYMAX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33213	77-0579396
(Commission File Number)	(IRS Employer Identification No.)

4001 Miranda Avenue

Palo Alto, CA 94304

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (650) 812-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                On December 6, 2007, the Board of Directors of Affymax, Inc. (the “Company”) appointed Ms. Christi van Heek and Mr. Keith Leonard as directors to serve until their successors are duly elected and qualified at the Company’s annual meeting of stockholders to be held in 2010.  In connection with their services as directors, Ms. Van Heek and Mr. Leonard receives the Company’s standard non-employee director cash and equity compensation, which includes cash compensation of $40,000 per year and, pursuant to the terms of the Company’s 2006 Equity Incentive Plan, an automatic non-discretionary grant of an option to purchase 7,500 shares upon appointment at an exercise price equal to the fair market value on the date of grant.  A press release announcing the appointments of Ms.van Heek and Mr. Leonard is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Board of Directors of the Company designated Steven Love, Vice President, Finance, as Principal Accounting Officer.  Mr. Love, 39, has 15 years of financial management experience. Prior to joining the Company in August 2007, Mr. Love was most recently Vice President, Finance and Administration for Connetics Corporation, a specialty pharmaceutical company, from 2004 until 2007, and Vice President, Finance, of Informatica Corporation, an enterprise data integration company, from 2002 to 2004. Mr. Love earned his B.S. and M.A. degrees in accounting from the University of Southern California.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits:

Exhibit No.	Description

99.1	Press Release, dated December 10, 2007, announcing the appointments of Christi van Heek and Keith Leonard.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMAX, INC.

Dated: December 10, 2007

	By:	/s/ Paul B. Cleveland
Paul B. Cleveland
Executive Vice President, Corporate Development
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 10, 2007, announcing the appointments of Christi van Heek and Keith Leonard.